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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (File No. 33-56829), as amended February 2, 1995, of our report dated March 15, 1994, included in Harken Energy Corporation's Form 10-K for the year ended December 31, 1993, and of our report dated December 22, 1994, on the financial statements of the CHAP Venture included in the Form 8-K/A dated January 3, 1995, of Harken Energy Corporation and to all references to our Firm included in this registration statement.



                                                     /s/Arthur Anderson LLP
                                                     ARTHUR ANDERSON LLP



Dallas, Texas
February 2, 1995